Exhibit 99.1

Allos Therapeutics Announces CEO Succession Plans

WESTMINSTER, Colo., January 16, 2006 — Allos Therapeutics, Inc. (Nasdaq: ALTH) today announced that President, Chief Executive Officer and Chief Financial Officer Michael E. Hart, has notified the Company’s Board of Directors of his intention to resign his positions once a successor CEO is named.  Mr. Hart will continue to serve as a member of the Board of Directors and will remain in his current capacity while the Board conducts a search for a successor.  The Board has retained a nationally recognized executive search firm to assist in the recruitment of a successor.

Mr. Hart joined Allos in 1999 and was promoted to President and CEO in December 2001 and to the Board of Directors in April 2002.  Prior to his promotion he was Chief Financial Officer and Senior Vice President, Operations.  During Mr. Hart’s tenure, the Company received an approvable letter from the FDA for its lead compound EFAPROXYN for the treatment of patients with brain metastases originating from breast cancer, added PDX and RH1 to its product portfolio and gained significant financial strength through four successful stock offerings that collectively generated $170 million, including the Company’s IPO in March 2000.

“Leading the team at Allos has been a tremendous experience,” said Mr. Hart.  “I am proud of the progress we’ve made over the past six years and am optimistic about what lies ahead for the Company and its product candidates. In the near term, I will continue my responsibilities as CEO and CFO, with a particular focus on ensuring an effective transition for the new CEO.”

“On behalf of the Board of Directors and the employees of the Company, I want to thank Mike for his leadership over the past six years and his continuing role in the growing company he has helped shape,” said Stephen J. Hoffman, M.D., Ph.D., Chairman of the Board.  “He leaves the Company on solid financial footing and well-positioned for its next phase of development.  We anticipate no changes in the Company’s business strategy, development plans or timelines as a result of this transition, and we remain committed to completing our ongoing ENRICH trial as planned.”

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company focused on developing and commercializing innovative small molecule therapeutics for the treatment of cancer. The Company’s lead product candidate, EFAPROXYN(TM) (efaproxiral), is a synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, tumor tissue during radiation therapy. EFAPROXYN is currently being evaluated as an adjunct to whole brain radiation therapy in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer. The Company’s other product candidates are: PDX (pralatrexate), a small molecule chemotherapeutic agent (DHFR inhibitor) currently under investigation as both a single agent and in combination therapy regimens in patients with non-small cell lung cancer and Non-Hodgkin’s lymphoma; and RH1, a small molecule chemotherapeutic agent bioactivated by the enzyme DT-diaphorase currently under evaluation in patients with advanced solid tumors. For more information, please visit the Company’s web site at: www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the Company’s business strategy, development plans and timelines, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that we may experience difficulties or delays in our clinical trials, whether caused by adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; and that clinical trials may not demonstrate the safety and efficacy of our product candidates in their target indications.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: EFAPROXYN ™  and the Allos logo are trademarks of Allos Therapeutics, Inc.

# # #

Contact:

Jennifer Neiman
Manager, Corporate Communications

Allos Therapeutics

720-540-5227
jneiman@allos.com